Exhibit 99.1

Tri-Isthmus Group, Inc. 9663 Santa Monica Boulevard., Suite 959 Beverly Hills, CA 90210 Phone: (310)860-2501 E-mail: info@tig3.com http://www.tig3.com	Investor Relations Contact: Hawk Associates, Inc. Cale Smith and Julie Marshall Phone: 305-451-1888 E-mail: info@hawkassociates.com http://www.hawkassociates.com

News Release:
FOR IMMEDIATE RELEASE
TIGroup Completes $8.2M Private Offering
LOS ANGELES — March 31, 2008 — Tri-Isthmus Group, Inc. (TIGroup) (Pink Sheets: TISG), a provider of financial solutions to the healthcare industry, today announced that it has completed a private offering of preferred stock and warrants, bringing the total amount of funds raised in the second fiscal quarter ending March 31, 2008 to $8.2 million.
In January 2008, the company raised $4.6 million through the private placement of Series 5-A convertible preferred stock and warrants. TIGroup raised an additional $3.6 million in March 2008 through the private placement of Series 6-A convertible preferred stock and warrants. Both offerings included participants that previously invested in the $1.6 million convertible bridge notes the company issued in its first fiscal quarter in October 2007. The exercise price of the warrants issued pursuant to these transactions was $0.50 per share.
TIGroup Chairman and CEO, David Hirschhorn, said, “The capital raised in this private offering represents an important component in advancing our strategy of partnering with physicians by investing in attractive healthcare services operations. Proceeds will be used to strengthen our balance sheet and capitalize on several additional near-term growth and acquisition opportunities. In addition, we continue to explore ways to conservatively leverage the value of our real estate, medical equipment and receivables.
“TIGroup has privately raised over $10 million in growth capital in the last five months. In addition, once exercised, the warrants issued in our financings will bring in an additional $5.7 million in cash to the company. We believe our successful fundraising efforts send a clear and positive message to our physician partners, patients and shareholders that we have the backing and resources to execute our vision.”
Complete terms of the company’s financings have been disclosed in the company’s related Form 8-K filings with the Securities and Exchange Commission.
About Tri-Isthmus Group, Inc.
Tri-Isthmus Group, Inc. (TIGroup) is a financial solutions provider focused on healthcare services operations designed to deliver quality healthcare outside of traditional urban hospital settings. The company is building a portfolio of interests in ASCs, rural hospitals, surgical hospitals and other centers operating in partnership with physicians. For more information, visit http://www.tig3.com.
A profile for investors can be accessed at http://www.hawkassociates.com/profile/tisg.cfm. For investor relations information, contact Cale Smith or Julie Marshall, Hawk Associates, at 305-451-1888, e-mail: TIGroup@hawkassociates.com. An online investor kit including press releases, current price quotes, stock charts and other valuable information for investors may be found at http://www.hawkassociates.com and http://www.americanmicrocaps.com. To receive free e-mail notification of future releases for TIGroup, sign up at http://www.hawkassociates.com/about/alert/.
Safe-Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release may contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the” Exchange Act”), including all statements that are not statements of historical fact regarding the intent, belief or current expectations of the company, its directors or its officers with respect to, among other things: (i) the company’s financing plans; (ii) trends affecting the company’s financial condition or results of operations; (iii) the company’s growth strategy and operating strategy; and (iv) the declaration and payment of dividends. The words “may,” “would,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “intend” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the company’s ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors including the risk disclosed in the company’s Forms 10-K and 10-Q filed with the SEC.